Exhibit 16.0

SEWELL AND COMPANY, PA

CERTIFIED PUBLIC ACCOUNTANTS

February 3, 2003

Office of the Chief Accountant

SECPS Letter File

Mail Stop 1103

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.   20549

This is to confirm that the client-auditor relationship between Pony Express U.S.A., Inc. (Commission File No. 000-25559) and Sewell and Company, PA has ceased, and that during the past two fiscal years and until the date our relationship with Pony Express U.S.A., Inc. ceased, there were no material disagreements with Pony Express U.S.A., Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures.

Very truly yours,

/s/ THOMAS E. SEWELL, CPA

Thomas E. Sewell, CPA

SEWELL AND COMPANY, PA

TES/dl

CC:

Mr. Peter Ticktin

President

Pony Express U.S.A., Inc.

5295 Town Center Road - Third Floor

Boca Raton, FL   33486

7705 Davie Road Extension – Hollywood, Florida 33024

(954) 432-3100 – Dade (305) 620-0616 – Fax (954) 436-6898

Member of the American Institute of Certified Public Accountants Division for SEC Practice Section and the Private Companies Practice Section

Member of the Florida Institute of Certified Public Accounts